Exhibit 99.1

            MGM RESORTS INTERNATIONAL REPORTS THIRD QUARTER RESULTS

Las Vegas, Nevada, October 31, 2012 -- MGM Resorts International (NYSE: MGM) today reported its third quarter 2012 results. Net loss per share attributable to the Company was $0.37 compared to a loss of $0.25 in the prior year third quarter. Comparability of the current and prior year quarterly consolidated results was affected by certain items discussed further below. Key results for the third quarter of 2012 include the following:

•	Consolidated net revenue increased 1% to $2.3 billion, driven by a 7% increase in MGM China’s net revenue;
•	Consolidated casino revenue increased 4%, representing a 7% increase at MGM China and a 2% increase at the Company’s wholly owned domestic resorts;
•	Rooms revenue decreased 3%, primarily due to a 2% decrease in REVPAR(1) at the Company’s Las Vegas Strip resorts;
•	The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA(2) of $325 million, a 7% decrease compared to the prior year quarter;
•

MGM China reported record third quarter Adjusted EBITDA of $152 million which included $5 million of branding fee expense. Excluding branding fees, Adjusted EBITDA increased 5% compared to the prior year quarter; and

•	CityCenter reported Adjusted EBITDA from resort operations of $59 million, an 18% increase from the prior year quarter.

“Our third quarter operating results are reflective of a challenging consumer environment, but we had some bright spots with strong results from MGM Grand Las Vegas and The Mirage and record third quarters from MGM China and CityCenter,” said Jim Murren, Chairman and CEO of MGM Resorts International. “We have achieved a great milestone with MGM China by accepting the formal land concession agreement and look forward to continuing to make progress towards a second resort and casino in Macau. Meanwhile, early fourth quarter trends are improving at our domestic resorts and forward convention booking pace is showing growth in 2013 and is further accelerating into 2014.”

Certain Items Affecting Third Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results (approximate diluted per share impact on net income (loss) attributable to MGM Resorts International, net of tax; negative amounts represent charges to income):

Three months ended September 30,	2012	2011
Property transactions, net:
Circus Circus Reno impairment charge	$—	$(0.11)
Other property transactions, net	(0.01)	—
Income (loss) from unconsolidated affiliates:
CityCenter residential impairment charge	(0.02)	—
CityCenter Harmon demolition cost	(0.02)	—
Income tax provision:
Deferred tax valuation allowance	(0.09)	—

Current quarter results were affected by a valuation allowance for a portion of U.S. deferred tax assets and the Company’s share of CityCenter’s non-cash residential impairment charge related to Mandarin Oriental and estimated costs accrued for the demolition of the Harmon. The prior year quarter included an impairment charge of $80 million related to Circus Circus Reno.

Wholly Owned Domestic Resorts

Net revenues related to wholly owned domestic resorts decreased 2% to $1.5 billion. Casino revenue increased 2% compared to the prior year quarter. The overall table games hold percentage in the third quarter of 2012 was 20.4% compared to 19.5% for the prior year third quarter. Table games hold at the Bellagio was significantly below normal but was offset by other Las Vegas Strip resorts.  Slots revenue increased 1% compared to the prior year quarter.

Rooms revenue decreased 3% with Las Vegas Strip REVPAR down 2%.  The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended September 30,	2012	2011
Occupancy %	92%	95%
Average Daily Rate (ADR)	$124	$124
Revenue per Available Room (REVPAR)	$114	$117

Operating income for the Company’s wholly owned domestic resorts for the third quarter of 2012 was $195 million compared to $130 million in the prior year quarter.  The prior year quarter included an $80 million impairment charge related to Circus Circus Reno.  Adjusted Property EBITDA for wholly owned domestic resorts decreased 7% to $325 million for the third quarter of 2012.  Corporate expense increased by approximately $19 million during the current quarter, largely as a result of approximately $17 million of costs associated with the ongoing referendum in Maryland and development efforts in Massachusetts and Toronto.

MGM China

Key third quarter results for MGM China include the following:

•      MGM China earned net revenue of $665 million, a 7% increase over the prior year quarter driven by increases in volume for main floor table games and slots of 10% and 37%, respectively. VIP table games turnover decreased 5% from the prior year quarter, while hold percentage was 3.0% in the current year quarter compared to 2.9% in the prior year quarter; and

•      MGM China’s operating income was $61 million and Adjusted EBITDA was $152 million.   Branding fee expense was $5 million in the current year quarter, as the annual branding fee cap was reached in August, compared to $11 million in the prior year quarter. Adding back the branding fees in both periods, Adjusted EBITDA increased 5%.

As previously announced, MGM China, through its wholly owned subsidiary MGM Grand Paradise S.A. (“MGM Grand Paradise”), formally accepted a land concession contract with the Macau government in October 2012 and received approval to develop a five-star luxury resort and casino in Cotai, Macau.  The contract will not become effective until the Macau government publishes it in the Official Gazette of Macau (the “Publication Date”).  The initial term of the contract is 25 years from the Publication Date and MGM Grand Paradise is required to complete the development of the land within 60 months of the Publication Date.  The total land premium payable to the Macau government is approximately $161 million.  In addition to the land premium payment, MGM Grand Paradise is required to pay an annual rent to the Macau government.

In October 2012, MGM China and MGM Grand Paradise, as co-borrowers, entered into an amended and restated credit facility agreement which consists of $550 million of term loans and a $1.45 billion revolving credit facility due October 2017.  The interest rate on the facility will fluctuate based on HIBOR plus a margin, set at 2.5% for the first six months and ranging between 1.75% and 2.5% thereafter based on MGM China’s leverage ratio. The credit facility will be used for general corporate purposes and for the development of the proposed Cotai development.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes the Company’s income (loss) from unconsolidated affiliates:

Three months ended September 30,	2012	2011
	(In thousands)
CityCenter	$(42,814)	$(7,723)
Other	4,871	8,262
	$(37,943)	$539

The Company’s share of CityCenter’s operating losses in the current year quarter includes $18 million related to a residential impairment charge and $16 million related to the accrual of estimated costs for the future demolition of the Harmon.

Results for CityCenter Holdings, LLC for the third quarter of 2012 include the following (see schedules accompanying this release for further detail on CityCenter’s third quarter results):

•	Net revenue from resort operations increased 3% to $263 million;
•	Adjusted EBITDA from resort operations was $59 million, an increase of 18% compared to $50 million in the prior year quarter;
•

Aria’s table games hold percentage for the third quarter of 2012 was 29.3% compared to 25.5% for the prior year quarter.  The estimated effect of the increase in hold percentage compared to the prior year quarter for Adjusted EBITDA was $8 million;

•	Aria’s occupancy percentage was 88% and its ADR was $192, resulting in REVPAR of $170, a 2% decrease compared to the prior year third quarter; and
•

CityCenter recorded approximately $36 million for a residential impairment charge related to the Mandarin Oriental and $32 million for accrued costs related to the future demolition of the Harmon within “Property transactions, net.”

Financial Position

The Company’s cash balance at September 30, 2012 was $2.4 billion, which included approximately $936 million of cash and cash equivalents related to MGM China.  At September 30, 2012, the Company had approximately $13.9 billion of indebtedness (with a carrying value of $13.8 billion) including $1.3 billion of borrowings outstanding under its senior credit facility and $539 million related to the MGM China credit facility. In September, the Company issued $1.0 billion of 6.75% senior notes due 2020, for net proceeds to the Company of approximately $986 million.

At September 30, 2012, the Company’s senior credit facility consisted of approximately $820 million in term loans and a $1.3 billion revolver (approximately $360 million of which has not been extended and matures in February 2014) and had approximately $855 million of available borrowing capacity. The interest rate on extending loans was 5% at September 30, 2012.  Interest on non-extending revolving loans remains at 7%.

“We have opportunistically accessed the capital markets enabling us to extend maturities at lower borrowing rates. Our most recent senior notes issuance was done at the lowest interest rate we have achieved since 2006.  We remain focused on executing additional transactions to further reduce our interest expense and improve free cash flow,” said Dan D’Arrigo, Executive Vice President, CFO and Treasurer of MGM Resorts International.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the investors section or by calling 1-877-355-2280 for domestic callers and 1-706-758-3659 for international callers.  The conference call access code is 30530814. A replay of the call will be available through Wednesday, November 7, 2012. The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406. The replay access code is 30530814. The call will also be archived at www.mgmresorts.com

1              REVPAR is hotel revenue per available room.

2              “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net and the gain on the MGM China transaction.  “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China.  Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage.  In addition to its 51% interest in MGM China Holdings, Limited, which owns the MGM Macau resort and casino and is in the process of developing a gaming resort in Cotai, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements involving risks and/or uncertainties, including those described in the company’s public filings with the Securities and Exchange Commission.  We have based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding future operating results and our ability to execute additional transactions to further reduce our interest expense and improve free cash flow. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which we operate and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports).  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

MGM RESORTS CONTACTS:
Investment Community	News Media
DANIEL D’ARRIGO	ALAN M. FELDMAN
Executive Vice President, CFO & Treasurer	Senior Vice President of Public Affairs
(702) 693-8895	(702) 891-1840 or afeldman@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Revenues:
Casino	$1,294,318	$1,241,959	$3,928,548	$2,629,674
Rooms	393,055	405,173	1,205,441	1,170,301
Food and beverage	361,252	369,484	1,126,096	1,078,268
Entertainment	123,168	132,350	364,477	382,037
Retail	51,211	55,509	149,921	155,951
Other	127,567	128,204	373,590	371,253
Reimbursed costs	87,682	87,144	269,159	262,914
	2,438,253	2,419,823	7,417,232	6,050,398
Less: Promotional allowances	(183,275)	(186,236)	(550,899)	(497,975)
	2,254,978	2,233,587	6,866,333	5,552,423
Expenses:
Casino	826,072	795,652	2,519,757	1,632,382
Rooms	128,546	125,864	384,598	366,736
Food and beverage	209,686	214,412	643,892	628,559
Entertainment	92,888	96,889	270,235	279,605
Retail	29,064	32,641	85,888	94,279
Other	88,616	90,021	263,673	256,710
Reimbursed costs	87,682	87,144	269,159	262,914
General and administrative	319,106	304,049	931,873	875,193
Corporate expense	62,992	43,523	147,792	120,024
Preopening and start-up expenses	765	-	765	(316)
Property transactions, net	5,803	81,837	97,187	82,828
Gain on MGM China transaction	-	-	-	(3,496,005)
Depreciation and amortization	228,414	249,520	700,866	579,384
	2,079,634	2,121,552	6,315,685	1,682,293

Income (loss) from unconsolidated affiliates	(37,943)	539	(45,266)	95,909

Operating income	137,401	112,574	505,382	3,966,039

Non-operating income (expense):
Interest expense, net of amounts capitalized	(275,771)	(272,542)	(836,436)	(812,680)
Non-operating items from unconsolidated affiliates	(20,901)	(24,692)	(68,603)	(92,984)
Other, net	2,012	(1,595)	(55,518)	(18,567)
	(294,660)	(298,829)	(960,557)	(924,231)

Income (loss) before income taxes	(157,259)	(186,255)	(455,175)	3,041,808
Benefit for income taxes	2,585	79,680	26,760	212,437

Net income (loss)	(154,674)	(106,575)	(428,415)	3,254,245
Less: net income attributable to noncontrolling interests	(26,485)	(17,211)	(115,449)	(25,917)
Net income (loss) attributable to MGM Resorts International	$(181,159)	$(123,786)	$(543,864)	$3,228,328

Per share of common stock:
Basic:
Net income (loss) attributable to MGM Resorts International	$(0.37)	$(0.25)	$(1.11)	$6.61

Weighted average shares outstanding	488,945	488,636	488,913	488,595

Diluted:
Net income (loss) attributable to MGM Resorts International	$(0.37)	$(0.25)	$(1.11)	$5.83

Weighted average shares outstanding	488,945	488,636	488,913	558,544

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$2,443,159	$1,865,913
Accounts receivable, net	412,390	491,730
Inventories	107,772	112,735
Deferred income taxes, net	140,831	91,060
Prepaid expenses and other	243,665	251,282
Total current assets	3,347,817	2,812,720

Property and equipment, net	14,765,349	14,866,644

Other assets:
Investments in and advances to unconsolidated affiliates	1,488,662	1,635,572
Goodwill	2,901,273	2,896,609
Other intangible assets, net	4,813,183	5,048,117
Other long-term assets, net	515,077	506,614
Total other assets	9,718,195	10,086,912
	$27,831,361	$27,766,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$201,150	$170,994
Income taxes payable	358	7,611
Accrued interest on long-term debt	249,676	203,422
Other accrued liabilities	1,574,670	1,362,737
Total current liabilities	2,025,854	1,744,764

Deferred income taxes	2,527,828	2,502,096
Long-term debt	13,825,451	13,470,167
Other long-term obligations	186,725	167,027
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 488,955,913 and 488,834,773 shares	4,890	4,888
Capital in excess of par value	4,098,322	4,094,323
Retained earnings	1,437,525	1,981,389
Accumulated other comprehensive income	12,533	5,978
Total MGM Resorts International stockholders’ equity	5,553,270	6,086,578
Noncontrolling interests	3,712,233	3,795,644
Total stockholders’ equity	9,265,503	9,882,222
	$27,831,361	$27,766,276

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Bellagio	$259,501	$275,884	$840,233	$805,892
MGM Grand Las Vegas	239,713	243,037	702,589	707,618
Mandalay Bay	183,466	199,166	555,857	587,525
The Mirage	162,920	140,989	457,388	433,912
Luxor	81,343	88,203	247,986	252,420
New York-New York	67,166	68,449	206,807	202,147
Excalibur	66,809	67,831	197,808	196,341
Monte Carlo	64,425	65,321	195,788	193,602
Circus Circus Las Vegas	56,807	56,559	158,606	149,694
MGM Grand Detroit	139,284	139,049	431,676	425,189
Beau Rivage	91,704	89,713	265,254	261,448
Gold Strike Tunica	39,789	40,415	115,797	108,485
Other resort operations	33,228	34,759	95,192	96,840
Wholly owned domestic resorts	1,486,155	1,509,375	4,470,981	4,421,113
MGM China(1)	665,074	623,050	2,076,460	816,034
Management and other operations	103,749	101,162	318,892	315,276
	$2,254,978	$2,233,587	$6,866,333	$5,552,423

(1) For the nine months ended September 30, 2011, represents the net revenues of MGM China Holdings Limited (“MGM China”) from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through September 30, 2011.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Bellagio	$54,133	$74,251	$207,929	$205,522
MGM Grand Las Vegas	48,378	42,221	114,735	114,646
Mandalay Bay	34,392	41,372	120,605	129,417
The Mirage	39,507	25,406	91,993	82,145
Luxor	15,717	21,065	51,426	60,020
New York-New York	20,954	22,738	68,929	66,089
Excalibur	15,394	17,463	48,698	51,974
Monte Carlo	13,150	14,466	44,554	43,870
Circus Circus Las Vegas	8,322	8,898	21,611	20,524
MGM Grand Detroit	39,264	39,897	124,840	125,593
Beau Rivage	22,722	25,501	59,173	57,925
Gold Strike Tunica	11,041	13,464	33,662	21,219
Other resort operations	1,790	852	2,739	(2)
Wholly owned domestic resorts	324,764	347,594	990,894	978,942
MGM China(1)	152,491	139,326	503,572	185,748
MGM Macau (50%)(2)	-	-	-	115,219
CityCenter (50%)(3)	(42,814)	(7,723)	(60,745)	(46,029)
Other unconsolidated resorts(3)	4,871	8,262	15,479	26,719
Management and other operations	(409)	4,637	14,394	6,159
	$438,903	$492,096	$1,463,594	$1,266,758

(1) For the nine months ended September 30, 2011, represents the Adjusted EBITDA of MGM China Holdings Limited (“MGM China”) from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through September 30, 2011.

(2) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences for the approximately five months ended June 2, 2011.

(3) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$30,454	$-	$52	$23,627	$54,133
MGM Grand Las Vegas	24,375	-	3,497	20,506	48,378
Mandalay Bay	15,251	-	392	18,749	34,392
The Mirage	25,949	-	541	13,017	39,507
Luxor	6,076	-	765	8,876	15,717
New York-New York	15,619	-	148	5,187	20,954
Excalibur	11,016	-	-	4,378	15,394
Monte Carlo	8,332	-	9	4,809	13,150
Circus Circus Las Vegas	3,541	-	-	4,781	8,322
MGM Grand Detroit	30,206	641	37	8,380	39,264
Beau Rivage	15,129	-	(78)	7,671	22,722
Gold Strike Tunica	7,825	-	1	3,215	11,041
Other resort operations	1,176	-	(8)	622	1,790
Wholly owned domestic resorts	194,949	641	5,356	123,818	324,764
MGM China	60,527	-	426	91,538	152,491
CityCenter (50%)	(42,938)	124	-	-	(42,814)
Other unconsolidated resorts	4,871	-	-	-	4,871
Management and other operations	(3,574)	-	-	3,165	(409)
	213,835	765	5,782	218,521	438,903
Stock compensation	(7,897)	-	-	-	(7,897)
Corporate	(68,537)	-	21	9,893	(58,623)
	$137,401	$765	$5,803	$228,414	$372,383

Three Months Ended September 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$50,943	$-	$503	$22,805	$74,251
MGM Grand Las Vegas	22,945	-	1	19,275	42,221
Mandalay Bay	19,313	-	53	22,006	41,372
The Mirage	6,708	-	1,291	17,407	25,406
Luxor	11,775	-	2	9,288	21,065
New York-New York	17,043	-	-	5,695	22,738
Excalibur	12,477	-	13	4,973	17,463
Monte Carlo	9,209	-	5	5,252	14,466
Circus Circus Las Vegas	4,192	-	2	4,704	8,898
MGM Grand Detroit	29,991	-	-	9,906	39,897
Beau Rivage	15,614	-	(7)	9,894	25,501
Gold Strike Tunica	10,083	-	-	3,381	13,464
Other resort operations	(79,990)	-	79,658	1,184	852
Wholly owned domestic resorts	130,303	-	81,521	135,770	347,594
MGM China	40,788	-	294	98,244	139,326
CityCenter (50%)	(7,723)	-	-	-	(7,723)
Other unconsolidated resorts	8,262	-	-	-	8,262
Management and other operations	1,000	-	6	3,631	4,637
	172,630	-	81,821	237,645	492,096
Stock compensation	(8,707)	-	-	-	(8,707)
Corporate	(51,349)	-	16	11,875	(39,458)
	$112,574	$-	$81,837	$249,520	$443,931

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$135,874	$-	$406	$71,649	$207,929
MGM Grand Las Vegas	50,796	-	4,627	59,312	114,735
Mandalay Bay	60,817	-	937	58,851	120,605
The Mirage	52,691	-	611	38,691	91,993
Luxor	23,691	-	950	26,785	51,426
New York-New York	52,318	-	391	16,220	68,929
Excalibur	35,407	-	3	13,288	48,698
Monte Carlo	29,235	-	567	14,752	44,554
Circus Circus Las Vegas	7,079	-	77	14,455	21,611
MGM Grand Detroit	94,975	641	921	28,303	124,840
Beau Rivage	36,252	-	(70)	22,991	59,173
Gold Strike Tunica	23,758	-	3	9,901	33,662
Other resort operations	958	-	(22)	1,803	2,739
Wholly owned domestic resorts	603,851	641	9,401	377,001	990,894
MGM China	218,869	-	1,890	282,813	503,572
CityCenter (50%)	(60,869)	124	-	-	(60,745)
Other unconsolidated resorts	15,479	-	-	-	15,479
Management and other operations	3,692	-	-	10,702	14,394
	781,022	765	11,291	670,516	1,463,594
Stock compensation	(25,998)	-	-	-	(25,998)
Corporate	(249,642)	-	85,896	30,350	(133,396)
	$505,382	$765	$97,187	$700,866	$1,304,200

Nine Months Ended September 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Gain on MGM China transaction and Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$132,489	$-	$820	$72,213	$205,522
MGM Grand Las Vegas	56,837	-	1	57,808	114,646
Mandalay Bay	63,365	-	69	65,983	129,417
The Mirage	35,123	-	1,330	45,692	82,145
Luxor	31,599	-	8	28,413	60,020
New York-New York	48,325	-	(85)	17,849	66,089
Excalibur	36,530	-	223	15,221	51,974
Monte Carlo	26,690	-	33	17,147	43,870
Circus Circus Las Vegas	6,343	-	(6)	14,187	20,524
MGM Grand Detroit	95,820	-	372	29,401	125,593
Beau Rivage	25,764	-	51	32,110	57,925
Gold Strike Tunica	11,028	-	-	10,191	21,219
Other resort operations	(83,323)	-	79,675	3,646	(2)
Wholly owned domestic resorts	486,590	-	82,491	409,861	978,942
MGM China	60,236	-	307	125,205	185,748
MGM Macau (50%)	115,219	-	-	-	115,219
CityCenter (50%)	(46,029)	-	-	-	(46,029)
Other unconsolidated resorts	26,719	-	-	-	26,719
Management and other operations	(4,289)	(316)	1	10,763	6,159
	638,446	(316)	82,799	545,829	1,266,758
Stock compensation	(26,912)	-	-	-	(26,912)
Corporate	3,354,505	-	(3,495,976)	33,555	(107,916)
	$3,966,039	$(316)	$(3,413,177)	$579,384	$1,131,930

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Adjusted EBITDA	$372,383	$443,931	$1,304,200	$1,131,930
Preopening and start-up expenses	(765)	-	(765)	316
Property transactions, net	(5,803)	(81,837)	(97,187)	(82,828)
Gain on MGM China transaction	-	-	-	3,496,005
Depreciation and amortization	(228,414)	(249,520)	(700,866)	(579,384)
Operating income	137,401	112,574	505,382	3,966,039

Non-operating income (expense):
Interest expense, net of amounts capitalized	(275,771)	(272,542)	(836,436)	(812,680)
Other, net	(18,889)	(26,287)	(124,121)	(111,551)
	(294,660)	(298,829)	(960,557)	(924,231)

Income (loss) before income taxes	(157,259)	(186,255)	(455,175)	3,041,808
Benefit for income taxes	2,585	79,680	26,760	212,437
Net income (loss)	(154,674)	(106,575)	(428,415)	3,254,245
Less: net income attributable to noncontrolling interests	(26,485)	(17,211)	(115,449)	(25,917)
Net income (loss) attributable to MGM Resorts International	$(181,159)	$(123,786)	$(543,864)	$3,228,328

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Bellagio
Occupancy %	92.7%	96.8%	94.2%	94.7%
Average daily rate (ADR)	$232	$230	$234	$226
Revenue per available room (REVPAR)	$215	$222	$220	$214

MGM Grand Las Vegas
Occupancy %	94.1%	95.4%	94.6%	94.3%
ADR	$135	$129	$139	$130
REVPAR	$127	$123	$131	$123

Mandalay Bay
Occupancy %	93.4%	95.7%	92.9%	93.5%
ADR	$168	$175	$178	$176
REVPAR	$157	$168	$166	$165

The Mirage
Occupancy %	96.4%	96.7%	95.9%	95.8%
ADR	$139	$140	$148	$145
REVPAR	$134	$136	$142	$138

Luxor
Occupancy %	91.0%	94.6%	91.7%	91.8%
ADR	$86	$87	$88	$90
REVPAR	$78	$83	$81	$83

New York-New York
Occupancy %	94.5%	95.3%	95.5%	94.5%
ADR	$108	$108	$110	$108
REVPAR	$102	$103	$105	$102

Excalibur
Occupancy %	91.2%	92.4%	90.9%	90.0%
ADR	$71	$70	$72	$72
REVPAR	$64	$65	$65	$65

Monte Carlo
Occupancy %	93.4%	97.2%	94.9%	94.8%
ADR	$102	$99	$103	$98
REVPAR	$96	$96	$98	$93

Circus Circus Las Vegas
Occupancy %	83.9%	88.1%	81.1%	76.2%
ADR	$52	$52	$54	$54
REVPAR	$44	$46	$44	$41

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Aria	$217,306	$214,347	$638,772	$672,810
Vdara	20,969	20,060	65,532	55,230
Crystals	13,534	11,345	38,994	34,229
Mandarin Oriental	11,222	9,064	35,945	30,309
Resort operations	263,031	254,816	779,243	792,578
Residential operations	3,399	5,186	16,249	20,328
	$266,430	$260,002	$795,492	$812,906

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Adjusted EBITDA	$52,762	$46,090	$146,552	$157,978
Preopening and start-up expenses	(248)	-	(248)	-
Property transactions, net	(71,257)	(6)	(73,336)	(53,362)
Depreciation and amortization	(91,110)	(86,093)	(267,262)	(271,270)
Operating loss	(109,853)	(40,009)	(194,294)	(166,654)

Non-operating income (expense):
Interest expense - sponsor notes	(23,346)	(20,092)	(67,197)	(57,699)
Interest expense - other	(42,681)	(47,665)	(131,649)	(142,714)
Other, net	808	1,129	(5,832)	(20,566)
	(65,219)	(66,628)	(204,678)	(220,979)
Net loss	$(175,072)	$(106,637)	$(398,972)	$(387,633)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(25,512)	$248	$3,577	$68,879	$47,192
Vdara	(6,055)	-	-	10,370	4,315
Crystals	1,522	-	-	6,310	7,832
Mandarin Oriental	(5,156)	-	-	4,529	(627)
Resort operations	(35,201)	248	3,577	90,088	58,712
Residential operations	(38,072)	-	35,690	977	(1,405)
Development and administration	(36,580)	-	31,990	45	(4,545)
	$(109,853)	$248	$71,257	$91,110	$52,762

Three Months Ended September 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(23,147)	$-	$-	$63,566	$40,419
Vdara	(5,387)	-	-	10,173	4,786
Crystals	(648)	-	-	6,619	5,971
Mandarin Oriental	(5,782)	-	-	4,449	(1,333)
Resort operations	(34,964)	-	-	84,807	49,843
Residential operations	(976)	-	-	1,198	222
Development and administration	(4,069)	-	6	88	(3,975)
	$(40,009)	$-	$6	$86,093	$46,090

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(84,697)	$248	$5,563	$200,529	$121,643
Vdara	(14,664)	-	-	31,056	16,392
Crystals	4,183	-	-	19,021	23,204
Mandarin Oriental	(12,946)	-	-	13,568	622
Resort operations	(108,124)	248	5,563	264,174	161,861
Residential operations	(39,836)	-	35,690	2,929	(1,217)
Development and administration	(46,334)	-	32,083	159	(14,092)
	$(194,294)	$248	$73,336	$267,262	$146,552

Nine Months Ended September 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(57,000)	$-	$-	$205,473	$148,473
Vdara	(15,127)	-	-	28,547	13,420
Crystals	(3,037)	-	-	20,322	17,285
Mandarin Oriental	(14,968)	-	-	13,966	(1,002)
Resort operations	(90,132)	-	-	268,308	178,176
Residential operations	(63,044)	-	52,624	2,628	(7,792)
Development and administration	(13,478)	-	738	334	(12,406)
	$(166,654)	$-	$53,362	$271,270	$157,978

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Aria
Occupancy %	88.5%	86.6%	89.2%	87.4%
ADR	$192	$200	$199	$201
REVPAR	$170	$173	$178	$176

Vdara
Occupancy %	83.2%	83.8%	84.4%	86.0%
ADR	$153	$157	$159	$158
REVPAR	$127	$131	$134	$136